As filed with the Securities and Exchange Commission on December 7, 2017

Registration No. 333-201680

Registration No. 333-199649

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-201680

FORM S-8 REGISTRATION STATEMENT NO. 333-199649

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5610118
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(Address, including zip Code, of Principal Executive Offices)

Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan

(Full title of the plan)

Leonard M. Tannenbaum

Chairman and Chief Executive Officer

Fifth Street Asset Management Inc.

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(203) 681-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William J. Tuttle, Esq.

Matthew J. Carter, Esq.

Dechert LLP

1900 K Street, NW

Washington, D.C. 20006

Tel. (202) 261-3300

Fax (202) 261-3333

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

DEREGISTRATION OF UNSOLD SECURITIES

Fifth Street Asset Management Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to the following registration statements on Form S-8 (collectively, the “Registration Statements”) to withdraw and remove from registration the unissued and unsold shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”):

•	Registration Statement on Form S-8, File No. 333-201680, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 23, 2015, pertaining to the registration of 6,924,218 shares of Common Stock for issuance under the Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan; and

•	Registration Statement on Form S-8, File No. 333-199649, filed with the SEC on October 28, 2014, pertaining to the registration of 7,500,000 shares of Common Stock for issuance under the Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan.

On October 25, 2017, the Company announced its intent to commence the dissolution and winding up of the Company. Consequently, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements which remain unsold at the termination of the offerings, the Company hereby removes from registration all shares of Common Stock and any other securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Greenwich, State of Connecticut, on December 7, 2017.

FIFTH STREET ASSET MANAGEMENT INC.

By:	/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Leonard M. Tannenbaum	Chairman, Chief Executive Officer	December 7, 2017
	Leonard M. Tannenbaum	and Director (Principal Executive
Officer)

By:	/s/ Alexander C. Frank	Director (Principal Financial and	December 7, 2017
	Alexander C. Frank	Accounting Officer)

By:	/s/ Michael W. Arthur	Director	December 7, 2017
Michael W. Arthur

By:	/s/ Jodi H. Bond	Director	December 7, 2017
Jodi H. Bond

By:	/s/ Thomas H. Brandt	Director	December 7, 2017
Thomas H. Brandt

By:	*	Director	December 7, 2017
Thomas L. Harrison

By:	/s/ James F. Velgot	Director	December 7, 2017
James F. Velgot

*By:	/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum, Attorney-in-fact